FOR IMMEDIATE RELEASE

Contact:

Sean O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation
Tel: 845-425-2000

LECROY REPORTS THIRD-QUARTER FISCAL 2006 FINANCIAL RESULTS IN LINE WITH GUIDANCE

Reports Strong Pro Forma Operating Margins; Reduces Debt by $2.5 Million

CHESTNUT RIDGE, NY, April 19, 2006 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its third fiscal quarter ended March 31, 2006.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the third quarter of fiscal 2006 are as follows:

(In millions, except per share data and percentages)	Q3 FY06 GAAP	Q3 FY05 GAAP	Q3 FY06 Pro Forma*	Q3 FY05 Pro Forma*	YOY Change Pro Forma*
Orders	$38.0	$43.7	$38.0	$43.7	(13.0%)
Revenue	$38.9	$42.9	$38.9	$42.9	(9.3%)
Gross Margin	60.8%	60.5%	61.5%	61.5%	0 basis pts.
Operating Income	$1.0	$3.8	$5.1	$6.0	(15.1%)
Operating Margin	2.1%	8.8%	13.2%	14.0%	(80 basis pts.)
Net Income	$0.2	$2.9	$3.1	$4.3	(29.2%)
Net Income Per Diluted Share	$0.01	$0.23	$0.24	$0.34	(29.4%)

* A presentation of, and a reconciliation of, pro forma financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The pro forma results are a supplement to financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain significant non-cash and restructuring charges related to LeCroy’s October 29, 2004 acquisition of Computer Access Technology Corporation (“CATC”), legal settlements and share-based compensation, in each case as compared to LeCroy’s GAAP results for the three- and nine-month periods ended March 31, 2006 and 2005. For more information on LeCroy’s use of pro forma results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

GAAP Financial Results

LeCroy reported third-quarter fiscal 2006 revenue of $38.9 million with GAAP gross margins of 60.8 percent. The Company’s GAAP operating margin was 2.1 percent, and it reported net income on a GAAP basis of $152,000, or $0.01 per diluted share. GAAP net income for the third quarter of fiscal 2006 includes the after-tax effects of $952,000 in share-based compensation charges, $157,000 for the amortization of intangible assets acquired, which represents an ongoing expense, and $1.8 million for a legal settlement with Iwatsu.

For the third quarter of fiscal 2005, LeCroy reported revenue of $42.9 million with GAAP gross margins of 60.5 percent. The Company’s GAAP operating margin was 8.8 percent, and it reported net income on a GAAP basis of $2.9 million, or $0.23 per diluted share. GAAP net income for the third quarter of fiscal 2005 included the after-tax effect of $499,000 in share-based compensation charges, $302,000 for the amortization of intangibles acquired, an ongoing expense, and a $650,000 legal settlement. The increase in share-based compensation charges year-over-year was due primarily to the increase in restricted stock and stock options granted in connection with the CATC acquisition, combined with the mandatory adoption in the first quarter of fiscal 2006 of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that companies recognize the fair value of share-based incentives as compensation. In the third quarter of fiscal 2005, LeCroy filed its tax return for fiscal 2004 and concluded a state tax audit with a favorable audit settlement that eliminated the need for a valuation allowance on certain deferred tax assets. These events resulted in tax benefits to LeCroy in the third quarter of fiscal 2005 of $950,000, which contributed to the reduction of LeCroy’s effective tax rate.

Comments on the Third Quarter

“LeCroy posted another quarter of robust pro forma operating margins and once again met our targets for revenues and pro forma operating income,” said President and Chief Executive Officer Tom Reslewic. “We achieved strong financial results even as we acquired the rights to a new product line, launched three new product lines and reduced our debt by $2.5 million.”

“Our decision in late December to pursue the purchase of Iwatsu Electric Corporation’s ‘ViewGo’ product line, which we re-engineered to become the WaveJet, significantly affected the planned third-quarter launch of our new WaveRunner and WaveSurfer oscilloscope families,” Reslewic said. “Protracted negotiations postponed the signing of our agreement with Iwatsu until March 22, which in turn delayed the launch timetable for all three product lines. This limited the amount of time we had during the quarter to deploy adequate instruments to our field force and distribution network, and as a result, third-quarter orders fell short of our expectations. Fortunately, continued strength at the high-end of the oscilloscope business, solid orders for Protocol Analyzers and disciplined expense management allowed us to achieve our financial goals.”

Commenting on the terms of the Iwatsu settlement agreement, LeCroy Vice President, Finance and Chief Financial Officer Sean O’Connor said, “Because Iwatsu’s ‘ViewGo’ product line, re-engineered to become LeCroy’s WaveJet, was the subject of a dispute between LeCroy and Iwatsu, $2.8 million of the $3.6 million purchase price was recorded as a legal settlement expense in the third quarter. The remaining $800,000 consisted of the acquisition of intangible assets, including a 10-year non-compete agreement from Iwatsu and intellectual property designs. As a result of the legal settlement as well as the non-compete agreement with Iwatsu, LeCroy launched an exciting product line called the WaveJet, which we expect to contribute substantially to our business over the next several years.”

“Looking more closely at our third-quarter performance, orders for our Protocol Solutions Group products were strong but essentially flat compared with last year,” Reslewic said. “This reflected product planning decisions by major companies within the semiconductor industry that have delayed the rollout of important new standards, including PCI Express Gen II, UWB and 6Gb SAS. These new standards have been a major focus for our protocol solutions development pipeline and form an important part of our growth expectations. Rollout of these standards should begin in the near future, and we believe that our new products strongly position LeCroy in each of these three emerging markets.”

“From a geographic standpoint, Europe remained LeCroy’s best-performing market on a year-over-year basis in the third quarter, with particular strength in Italy, the United Kingdom and France,” Reslewic said. “Sales declined slightly in the U.S. market and more significantly in Japan and Asia-Pacific as a result of a delay in our low-end product rollouts. In terms of vertical markets, third-quarter sales were exceptionally strong to customers in the computer and semiconductor industry, as well as those in the automotive industry.”

“LeCroy’s third-quarter results demonstrate that our continued focus on operating performance enables us to deliver solid pro forma operating margins under challenging circumstances,” said Reslewic. “The issue related to the launch of our new low-end products is now behind us, and we begin the fourth quarter with a strong sense of optimism.”

“As we enter the fourth quarter, we are beginning the initial deployment of our new WaveSurfer and WaveJet products to our sales force and distributors,” Reslewic continued. “The initial response from the field has been extremely positive, and we expect to begin to generate strong orders from our new low-end product lineup beginning in the fourth quarter.”

Business Outlook and Financial Guidance

For the fourth fiscal quarter, LeCroy expects to report revenues in the range of $38 million to $40 million, with pro forma operating income in the range of $4.7 million to $5.2 million. “We remain bullish on orders but conservative on shipments as we complete the transition of our new low-end product lines,” Reslewic said.

“When we report our year-end fiscal 2006 financial results this summer, we also plan to provide full-year financial guidance for fiscal 2007,” Reslewic said. “This annual financial guidance will replace our current practice of providing quarterly financial guidance. We will continue to provide rich color each quarter regarding our performance and the trends in our business, but we believe that annual guidance is a more appropriate metric to evaluate the progress of our company.”

“We are confident in our prospects for fiscal 2007,” Reslewic concluded. “Our strategy and product roadmap have positioned LeCroy with highly competitive offerings across our entire product line. In addition to attractive new product platforms at the low end of the market, we have exciting solutions at the high end. We have three new market-leading products that leverage our first-mover advantage in the protocol solutions business. At the same time, we will be adding to our WaveShape Analysis capabilities to enhance the value of our platforms as powerful solution sets for our customers.”

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, April 19 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (888) 349-5690 or (706) 643-3945 prior to the start of the call. To access this call by telephone, you will need to provide conference ID: 7263724. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy's 40-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" - capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining to expectations regarding LeCroy’s strategy to broaden its presence in low-end and mid-range oscilloscopes, the market response to the products in that product line, the performance of those products, the importance of those products and response by both customers and channel partners, the transition to new low-end product lines, the importance of new semiconductor industry standards and the impact on the Company’s growth, expectations with respect to orders and shipments, its range of product offerings across its product line, its capitalization of strategic opportunities to expand LeCroy’s business and growth potential, its product mix, fourth-quarter orders, revenues, and pro forma operating income. There can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company’s ability to anticipate changes in the market, the availability and timing of funding for the Company’s current products, the development of future products and the Company’s ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company's reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include "non-GAAP financial measures." A non-GAAP financial measure is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define pro forma gross profit as gross profit as reported under GAAP less charges for write-down of inventory and impairments of intangible assets, share-based compensation charges included in cost of sales, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory and amortization of intangible assets acquired. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not singled out herein as a pro forma adjustment. In addition, depreciation on other depreciable assets acquired from CATC, most notably property and equipment, is not singled out herein as a pro forma adjustment. Pro forma gross margin is computed as pro forma gross profit as a percentage of total revenues. Pro forma gross profit and pro forma gross margin are not substitutes for comparable GAAP measures.

We define pro forma operating income as operating income as reported under GAAP less charges for write-down of inventory and impairments of intangible assets, share-based compensation charges, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory, restructuring charges, the charges for acquired in-process research and development, legal settlements and amortization of intangible assets acquired. Pro forma operating margin is computed as pro forma operating income as a percentage of total revenues. Pro forma operating income and pro forma operating margin are not substitutes for comparable GAAP measures.

We define pro forma net income as net income reported under GAAP less charges for write-down of inventory and impairments of intangible assets, share-based compensation charges, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory, restructuring charges, the charge for acquired in-process research and development, legal settlements and amortization of intangible assets acquired, all net of applicable income taxes, such that the effective tax rate for pro forma net income is approximately 35%, our blended statutory rate, for all periods. Pro forma net income is not a substitute for GAAP net income.

We define pro forma net income per diluted common share as pro forma net income divided by the GAAP weighted average number of diluted shares outstanding. Pro forma net income per diluted common share is not a substitute for GAAP net income per diluted common share applicable to common stockholders.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Nine months ended March 31,
In thousands, except per share data	2006	2005	2006	2005
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)
Revenues:
Test and measurement products	$ 37,184	$ 40,879	$ 116,304	$ 114,564
Service and other	1,697	2,011	5,657	6,619
Total revenues	38,881	42,890	121,961	121,183

Cost of revenues:
Share-based compensation	26	8	59	16
Other costs of revenues	15,224	16,939	47,690	53,886
	15,250	16,947	47,749	53,902

Gross profit	23,631	25,943	74,212	67,281

Operating expenses:
Selling, general and administrative:
Share-based compensation	799	592	2,783	1,490
Legal settlements	2,792	1,000	2,792	1,000
Other selling, general and administrative expenses	11,562	13,534	36,415	39,986
	15,153	15,126	41,990	42,476

Research and development:
Share-based compensation	449	172	1,304	373
Other research and development expenses	7,222	6,855	21,597	20,194
	7,671	7,027	22,901	20,567

Total operating expenses	22,824	22,153	64,891	63,043

Operating income	807	3,790	9,321	4,238

Other income (expense), net	(403)	(898)	(1,794)	(958)
Income before income taxes	404	2,892	7,527	3,280
Provision for income taxes	252	10	2,965	964
Net income	$ 152	$ 2,882	$ 4,562	$ 2,316

Net income per common share:
Basic	$ 0.01	$ 0.24	$ 0.37	$ 0.20
Diluted	$ 0.01	$ 0.23	$ 0.37	$ 0.19

Weighted average number of common shares:
Basic	12,275	11,847	12,191	11,702
Diluted	12,556	12,672	12,453	12,262

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	June 30,
In thousands	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$ 10,218	$ 13,866
Accounts receivable, net	30,176	28,275
Inventories, net	32,014	27,661
Other current assets	15,490	12,681
Total current assets	87,898	82,483

Property and equipment, net	19,101	19,078
Goodwill	78,848	78,848
Other non-current assets	9,978	12,759

TOTAL ASSETS	$ 195,825	$ 193,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 14,534	$ 14,806
Current portion of long-term debt and capital leases	9,580	8,656
Accrued expenses and other current liabilities	15,607	14,642
Total current liabilities	39,721	38,104

Long-term debt	27,523	36,833
Deferred revenue and other non-current liabilities	1,331	1,413
Total liabilities	68,575	76,350

Stockholders’ equity	127,250	116,818

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 195,825	$ 193,168

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO PRO FORMA RESULTS

(UNAUDITED)

	Three months ended		Nine months ended
	March 31,	March 31,	March 31,	March 31,
In thousands	2006	2005	2006	2005
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)

GAAP gross profit, as reported	$ 23,631	$ 25,943	$ 74,212	$ 67,281

Pro forma adjustments:
Charge for write-down of inventory	-	-	-	2,723
Charge for impairment of intangible asset	-	-	-	1,500
Share-based compensation	26	8	59	16
Incremental cost of sales related to fair-value adjustment to inventory	-	-	-	1,350
Amortization of intangible assets acquired	236	446	1,079	833
Pro forma gross profit	$ 23,893	$ 26,397	$ 75,350	$ 73,703

	Three months ended		Nine months ended
	March 31,	March 31,	March 31,	March 31,
In thousands	2006	2005	2006	2005
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)

GAAP operating income, as reported	$ 807	$ 3,790	$ 9,321	$ 4,238

Pro forma adjustments:
Charge for write-down of inventory	-	-	-	2,723
Charge for impairment of intangible asset	-	-	-	1,500
Charge for acquired in-process research and development	-	-	-	2,190
Share-based compensation	1,274	772	4,146	1,879
Amortization of intangible assets acquired	242	464	1,102	863
Incremental cost of sales related to fair-value adjustment to inventory	-	-	-	1,350
Legal settlements	2,792	1,000	2,792	1,000
Restructuring charges	-	-	-	628
Pro forma operating income	$ 5,115	$ 6,026	$ 17,361	$ 16,371

	Three months ended		Nine months ended
	March 31,	March 31,	March 31,	March 31,
In thousands	2006	2005	2006	2005
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)

GAAP net income, as reported	$ 152	$ 2,882	$ 4,562	$ 2,316

After-tax effect of pro forma adjustments:
Charge for write-down of inventory	-	-	-	1,770
Charge for impairment of intangible asset	-	-	-	975
Charge for acquired in-process research and development	-	-	-	2,190
Share-based compensation	952	499	3,075	1,221
Amortization of intangible assets acquired	157	302	703	561
Incremental cost of sales related to fair-value adjustment to inventory	-	-	-	878
Legal settlements	1,805	650	1,805	650
Restructuring charges	-	-	-	408
Pro forma net income	$ 3,066	$ 4,333	$ 10,145	$ 10,969

	Three months ended		Nine months ended
	March 31,	March 31,	March 31,	March 31,
In thousands, except per share data	2006	2005	2006	2005
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)

Net income per common share
Diluted, as reported	$ 0.01	$ 0.23	$ 0.37	$ 0.19
Diluted, pro forma	$ 0.24	$ 0.34	$ 0.81	$ 0.89

Weighted average number of common shares:
Diluted, as reported	12,556	12,672	12,453	12,262
Diluted, pro forma	12,556	12,672	12,453	12,262